Exhibit 99.1

5600 Cox Road Glen Allen, VA 23060 Telephone: (804) 267-8000 Fax: (804) 267-8466 Website: www.landam.com

FOR IMMEDIATE RELEASE	Bob Sullivan	Lloyd Osgood
April 29, 2008	SVP – Investor Relations	SVP – Communications Resources
	Phone: (804) 267-8703	Phone: (804) 267-8133
	bsullivan@landam.com	losgood@landam.com

LANDAMERICA REPORTS FIRST QUARTER 2008 RESULTS

RICHMOND, VA - LandAmerica Financial Group, Inc. (NYSE: LFG) announces operating results for the first quarter ended March 31, 2008.

	First Quarter 2008	First Quarter 2007
(In millions, except per share data)
Total revenue	$686.4	$948.6
Net (loss) income	$(24.2)	$4.7
Net (loss) income per diluted share	$(1.60)	$0.26

“Our first quarter results reflect the persistently challenging economic conditions and the measures we have taken during the latter half of 2007 to significantly reduce operating costs,” said Chairman and Chief Executive Officer Theodore L. Chandler, Jr.  “Tight mortgage lending conditions from reduced liquidity in the mortgage-backed securities market were factors in keeping transactional demand at bay.  These conditions, coupled with a reduction in our commercial business and some increased severity in claims, compressed margins during first quarter 2008.

“On the competitive front, we improved our national market share, based on title premiums, by approximately 90 basis points for fourth quarter 2007 over fourth quarter 2006.”  Chandler added, "We will continue to reduce costs in our operating structure to provide a strong foundation for growth when the markets normalize.”

First Quarter Highlights

•
Total revenue decreased by 27.6% in first quarter 2008 from first quarter 2007.  The decline in total revenue and earnings in first quarter 2008 compared to first quarter 2007 reflects persistently lower residential mortgage originations and a reduction in commercial revenue during the quarter.  As estimated by the Mortgage Bankers Association, home sales volume declined by approximately 1.7 million, or 23.4%, in first quarter 2008 from the comparable period in 2007.

•	Direct revenue from title and non-title commercial operations was $90.7 million in first quarter 2008 compared to $111.6 million in first quarter 2007, a decrease of 18.7%.

•
In first quarter 2008, the Company reduced full-time equivalents (“FTEs”) by approximately 300 to 10,740 at March 31, 2008.  This represents a cumulative reduction in FTEs of approximately 3,600, or 25.4%, since January 1, 2007 before the effect of acquisitions.

•	General, administrative and other expenses decreased by $34.4 million, or 18.4%, in first quarter 2008 from first quarter 2007.

•	The claims provision as a percentage of operating revenue for the Title Operations segment was 9.7% in first quarter 2008, up from 8.6% in fourth quarter 2007 and 6.5% in first quarter 2007.

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The increase in the claims provision ratio in first quarter 2008 was primarily due to approximately $12 million of increased individual claims over $1 million (“large claims”).  This large claims activity related primarily to the 2004, 2006 and 2007 policy years.  Excluding large claims activity, the claims provision ratio would have been 7.5%.

SEGMENT RESULTS

Title Operations

	First Quarter 2008	First Quarter 2007	Percent Change
(Dollars in millions)
Total revenue	$570.5	$814.1	(29.9)%
Pretax (losses) earnings	$(27.9)	$34.1	(181.8)%
Average full-time equivalents	8,100	11,500	(29.6)%
Claims ratio	9.7%	6.5%	320 bps

bps - basis points

In the Title Operations segment, total revenue and pretax (losses) earnings for first quarter 2008 were negatively affected by the decline in buy/sell residential transactions, a decline in property values and a decrease in commercial revenue of 20.2% to $73.6 million compared to first quarter 2007.

Responding to significant reductions in mortgage origination volumes, the Company has aggressively cut operating costs in this segment.  The Company’s average FTEs in first quarter 2008 were down by approximately 3,400, or about a third of average FTEs in first quarter 2007, resulting in a reduction of salary and employee benefit costs of $76.4 million, or 30.0%.  Additionally, general, administrative and other expenses decreased by $27.0 million, or 21.7%, in first quarter 2008 from first quarter 2007.

The increase in the claims provision ratio in first quarter 2008 was primarily due to large claims activity of approximately $12 million.  The total claims provision for first quarter 2008 included $43.4 million for the 2008 policy year and $13.7 million for increases in claims rates for policies in prior years.

Lender Services

	First Quarter 2008	First Quarter 2007	Percent Change
(Dollars in millions)
Total revenue	$71.7	$83.4	(14.0)%
Pretax earnings (losses)	$10.1	$(8.7)	216.1%
Average full-time equivalents	1,500	1,800	(16.7)%

In spite of the challenging market conditions, the Lender Services segment generated pretax earnings during first quarter 2008.  Pretax losses for first quarter 2007 included the impairment of a customer relationship intangible asset of $20.8 million.  Total revenue and pretax earnings were negatively affected by lower volume in certain product lines of the loan servicing business and the mortgage origination businesses in first quarter 2008 compared to first quarter 2007 before the effect of the impairment charge in the prior year. The default management services business experienced higher volume in first quarter 2008 due to increased demand for lien monitoring, broker price opinions and appraisals, foreclosure, reconveyance and other related services as a result of the continuing downturn in the residential real estate market.

Responding to significant reductions in mortgage origination volumes, the Company reduced average FTEs in first quarter 2008 by approximately 300 compared to first quarter 2007, resulting in salary and employee benefit cost reductions of $4.6 million, or 16.4% quarter over quarter.  Additionally, general, administrative and other expenses decreased by $3.2 million, or 8.5%, in first quarter 2008 from first quarter 2007.

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Financial Services

	First Quarter 2008	First Quarter 2007	Percent Change
(Dollars in millions)
Net revenue	$6.1	$6.3	(3.2)%
Pretax earnings	$4.7	$5.1	(7.8)%
Average full-time equivalents	30	20	50.0%

In the Financial Services segment, revenue and pretax earnings decreased in first quarter 2008 compared to first quarter 2007 primarily due to a net increase in interest expense from certificate of deposit liabilities.  This was offset in part by a net increase in investment income from the loan portfolio and an increase in 1031 exchange business previously serviced in the Title Operations segment.  Average FTEs increased in first quarter 2008 compared to first quarter 2007 primarily to support the increase in 1031 exchange business.

Corporate and Other

	First Quarter 2008	First Quarter 2007	Percent Change
(Dollars in millions)
Total revenue	$32.1	$40.1	(20.0)%
Pretax losses	$(26.9)	$(23.2)	(15.9)%
Average full-time equivalents	1,090	1,030	5.8%

Corporate and Other includes unallocated corporate expenses, residential home warranty and inspection businesses and commercial property appraisal and assessment businesses.  Total revenue and pretax losses were affected by declines in the commercial operations and in home warranty and property inspection businesses in first quarter 2008 from the comparable period in 2007.  Revenue from commercial operations within Corporate and Other was $17.1 million in first quarter 2008 compared to $19.4 million in first quarter 2007, a decrease of 11.9%.  The home warranty and property inspection businesses are dependent on existing home sale volumes.

Salary and employee benefit costs and average FTEs increased in first quarter 2008 compared to first quarter 2007 primarily as the result of an international acquisition that closed during third quarter 2007.

The effective income tax rate was 39.5% for first quarter 2008 compared to 36.1% for first quarter 2007.  The change in the effective tax rate was due primarily to favorable permanent differences relative to the pretax loss and an increase in the state tax rate.

CONFERENCE CALL

The Company will sponsor a conference call on Wednesday, April 30, 2008, at 10:00 AM ET to discuss the results.  Those wishing to participate in the live call should dial 1-877-407-0782 and request to be connected to the LandAmerica conference.  Additionally, the call will be simultaneously broadcast over the internet via LandAmerica’s website (www.landam.com).  Click Investor Information > Calendar of Events.  The event will be archived and available for replay starting two hours after the completion of the live call through May 30, 2008.

About LandAmerica Financial Group, Inc.

LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services with over 700 offices and a network of more than 8,500 active agents. LandAmerica serves agent, residential, commercial and lender customers throughout the United States and in Mexico, Canada, the Caribbean, Latin America, Europe and Asia.  LandAmerica is recognized as number one in the mortgage services industry on Fortune’s 2007 and 2008 lists of America’s Most Admired Companies.

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Segment Results
(In millions)

	Quarter Ended March 31, 2008
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Revenue:
Direct operations	$235.6	$71.4	$0.7	$28.1	$335.8
Agency operations	320.4	-	-	-	320.4
Investment income	14.5	0.3	11.4	4.0	30.2
Total revenue	570.5	71.7	12.1	32.1	686.4
Agents’ commissions	259.8	-	-	-	259.8
Interest expense on bank deposits and FHLB borrowings	-	-	6.0	-	6.0
Net revenue	310.7	71.7	6.1	32.1	420.6
Salaries and employee benefits	178.4	23.4	1.0	26.0	228.8
General, administrative and other	97.3	34.3	0.3	20.5	152.4
Claims provision	53.7	0.8	-	2.6	57.1
Depreciation and amortization	9.0	3.1	0.1	3.8	16.0
Interest expense on notes payable	0.2	-	-	6.1	6.3
Earnings (loss) before income taxes	$(27.9)	$10.1	$4.7	$(26.9)	$(40.0)
Pretax margin	(4.9)%	14.1%	38.8%	(83.8)%	(5.8)%

	Quarter Ended March 31, 2007
	Title Operations	Lender Services	Financial Services	Corporate & Other	Consolidated

Revenue:
Direct operations	$369.3	$82.9	$0.2	$36.8	$489.2
Agency operations	422.1	-	-	-	422.1
Investment income	22.7	0.5	10.8	3.3	37.3
Total revenue	814.1	83.4	11.0	40.1	948.6
Agents’ commissions	340.4	-	-	-	340.4
Interest expense on bank deposits and FHLB borrowings	-	-	4.7	-	4.7
Net revenue	473.7	83.4	6.3	40.1	603.5
Salaries and employee benefits	254.8	28.0	0.9	24.1	307.8
General, administrative and other	124.3	37.5	0.3	24.7	186.8
Claims provision	51.1	2.2	-	2.7	56.0
Depreciation and amortization	9.2	3.6	-	4.0	16.8
Interest expense on notes payable	0.2	-	-	7.8	8.0
Impairment of intangible and long-lived assets	-	20.8	-	-	20.8
Earnings (loss) before income taxes	$34.1	$(8.7)	$5.1	$(23.2)	$7.3
Pretax margin	4.2%	(10.4)%	46.4%	(57.9)%	0.8%

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Summary of Operations
(In millions, except per share data and order information)
(Unaudited)

	Quarter Ended March 31,
	2008	2007

Operating revenue	$656.2	$911.3
Investment and other income	30.3	30.3
Net realized investment (losses) gains	(0.1)	7.0
TOTAL REVENUE	686.4	948.6
Agents’ commissions	259.8	340.4
Salaries and employee benefits	228.8	307.8
General, administrative and other	152.4	186.8
Provision for policy and contract claims	57.1	56.0
Depreciation and amortization	16.0	16.8
Interest expense	12.3	12.7
Impairment of intangible and long-lived assets	-	20.8
TOTAL EXPENSES	726.4	941.3
(Loss) income before income taxes	(40.0)	7.3
Income tax (benefit) expense	(15.8)	2.6
Net (loss) income	$(24.2)	$4.7
Net (loss) income per share	$(1.60)	$0.27
Weighted average number of shares outstanding	15.1	17.2
Net (loss) income per share assuming dilution	$(1.60)	$0.26
Weighted average number of shares outstanding assuming dilution	15.1	18.0
Other selected information:
Cash flow (used in) provided by operations	$(75.4)	$119.2
Title claims paid	$43.6	$40.9
Direct revenue per direct order closed	$1,900	$2,100
Direct orders opened (in thousands):
January	89.8	97.6
February	90.8	92.3
March	77.5	106.2
Total direct orders opened	258.1	296.1
Total direct orders closed	144.9	188.4

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Condensed Balance Sheets
(In millions, except share amounts)

	March 31, 2008	December 31, 2007

	(Unaudited)
ASSETS

Investments	$1,335.4	$1,444.6
Cash	71.2	98.2
Loans receivable	645.7	638.4
Accrued interest receivable	15.8	16.8
Notes and accounts receivable	156.6	150.6
Income taxes receivable	46.9	22.7
Property and equipment, net	125.1	133.4
Title plants	102.3	102.4
Goodwill and intangible assets, net	897.0	904.3
Deferred income taxes	117.0	120.1
Other assets	235.7	222.2

Total assets	$3,748.7	$3,853.7

LIABILITIES

Policy and contract claims	$887.0	$876.5
Deposits	521.8	564.5
Accounts payable and accrued liabilities	307.2	365.3
Notes payable	584.0	579.5
Deferred service arrangements	196.5	199.9
Other liabilities	81.8	67.3

Total liabilities	2,578.3	2,653.0

SHAREHOLDERS’ EQUITY

Common stock, no par value, 45,000,000 shares authorized, shares issued and outstanding: 2008 – 15,478,019; 2007 – 15,351,550	337.1	335.4
Accumulated other comprehensive loss	(29.4)	(26.2)
Retained earnings	862.7	891.5

Total shareholders’ equity	1,170.4	1,200.7

Total liabilities and shareholders’ equity	$3,748.7	$3,853.7

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Risk Factors

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, results of operations, future business plans, operations, opportunities or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance or achievements to be materially different from any anticipated results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include:

•	the Company’s results of operations and financial condition are susceptible to changes in mortgage interest rates, the availability of mortgage financing and general economic conditions;
•	changes to the participants in the secondary mortgage market could affect the demand for title insurance products;
•	the Company is subject to government regulation;
•
heightened regulatory scrutiny of the Company and the title insurance industry, including any future resulting reductions in the pricing of title insurance products and services, could materially and adversely affect the Company’s business, operating results and financial condition;

•	the Company may not be able to fuel its growth through acquisitions;
•	the Company’s inability to integrate and manage successfully its acquired businesses could adversely affect its business, operating results and financial condition;
•	regulatory non-compliance, fraud or defalcations by the Company’s title insurance agents or employees could adversely affect its business, operating results and financial condition;
•	competition in the Company’s industry affects its revenue;
•	significant industry changes and new product and service introductions require timely and cost-effective responses;
•	the Company’s litigation risks include substantial claims by large classes of claimants;
•	the Company’s claims experience may require it to increase its provision for title losses or to record additional reserves, either of which may adversely affect its earnings;
•	key accounting and essential product delivery systems are concentrated in a few locations;
•
provisions of the Company’s articles of incorporation and bylaws and applicable state corporation, insurance and banking laws could limit another party’s ability to acquire the Company and could deprive shareholders of the opportunity to obtain a takeover premium for shares of common stock owned by them;

•	the Company’s future success depends on its ability to continue to attract and retain qualified employees;
•
the Company’s conduct of business in foreign markets creates financial and operational risks and uncertainties that may materially and adversely affect its business, operating results and financial condition; and

•	various external factors including general market conditions, governmental actions, economic reports and shareholder activism may affect the trading volatility and price of the Company’s common stock.

For a description of factors that may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the full year 2007 and other reports from time to time filed with or furnished to the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this release.

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